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                                                                     EXHIBIT 4.2



                              CERTIFICATE OF OPTION



          Date:_____________________________

Name: _______________________________________________
Address:_____________________________________________

_________
_________

Dear _____________________________________:

     The undersigned is pleased to inform you that the Compensation Committee of Del Laboratories, Inc. (the "Corporation") has granted to you under the Corporation's 1994 Stock Plan (the "1994 Plan") an option (the "Option") to purchase ______ shares of the Corporation's Common Stock, par value $l.00 per share ("Shares"), as follows:

     1. NUMBER OF SHARES UNDER OPTION; TYPE OF OPTION. You are granted hereby an Option to purchase a maximum of _______ shares. The Option shall be a Non-Incentive Stock Option (as that term is defined in the 1994 Plan).

     2. EXERCISE PRICE. The exercise price of the Option granted hereby shall be $ ________ per Share. Payment of the exercise price may be made (i) in cash,
(ii) by delivery of shares of Common Stock then owned by you at the time of exercise, (iii) in installments, if permitted by the Compensation Committee on such terms and conditions as it may establish or (iv) any combination of the foregoing.

     3. RESTRICTED PERIOD. The Restricted Period (as that term is defined in the 1994 Plan) with respect to any of the Shares subject to the Option shall be _______________ after exercise of the Option which results in the issuance of such Shares.

     4.   EXERCISE OF OPTION.

     (a) Except as otherwise provided in the 1994 Plan and this Certificate of Option, the Option is exercisable over a period of ten years from the date hereof (the "Option Period") in accordance with the following schedule:


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                                   Percent of Shares Subject
          Date                       to Option Purchasable
          ----                     -------------------------



Subject to the foregoing and paragraph (b) below, the Option may be exercised from time to time during the Option Period as to the total number of Shares allowable under this Paragraph 4, or any lesser amount thereof.

          (b) Except as otherwise provided in this paragraph, the Option may be exercised, to the extent provided in paragraph (a) above, only during the continuance of your employment by the Company or any Subsidiary of the Company (as defined in the 1994 Plan) and within three months after the date of termination of employment, but in any event not beyond the end of the Option Period. If your employment is terminated by the Company or a Subsidiary for cause, then the Option shall no longer be exercisable immediately upon the date of termination of employment. If termination of employment results from death, the Option may be exercised by the person or persons legally entitled to do so, to the extent provided in paragraph (a) above (determined as of the date of death), at any time within six months after the date of death, notwithstanding whether the six month period extends beyond the expiration of the Option Period.

          (c) At such time as you desire to exercise the Option granted hereby, in whole or in part, you will be provided with an Exercise Form upon request. Your signature at the place provided on said Exercise Form will evidence your election to purchase shares of Common Stock pursuant to the terms and subject to the conditions and limitations contained in the 1994 Plan, in this Certificate of Option and in said Exercise Form. Nothing contained herein shall be deemed to require the Corporation to issue any fractional shares.

          5. OTHER TERMS. The Option shall be subject to any other applicable terms and conditions set forth in the 1994 Plan, a copy of which is annexed hereto.

                                             Very truly yours,

                                             DEL LABORATORIES, INC.

                                             By:
                                                ---------------------
                                                Chairman of the Board



                                              ------------------------
                                                  Optionee

Attest:



------------------------
Vice President - Finance